Exhibit 99

                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOV Pharmaceutical, Inc. (DOVP)


Date of Earliest
Transaction Required
to be Reported:            07/15/04


Signature:                 /s/ Debra Moore Buryj
                           ------------------------------------------
                           Name:  Debra Moore Buryj
                           Title:    Vice President
                           ELAN INTERNATIONAL SERVICES, LTD.